Exhibit 99.1

McKESSON REPORTS FISCAL 2019 FIRST-QUARTER RESULTS

•	Revenues of $52.6 billion for the first quarter, up 3% year over year.

•	First-quarter GAAP loss per diluted share from continuing operations of $(0.69).

•	First-quarter Adjusted Earnings per diluted share of $2.90, up 18% year over year.

•	Fiscal 2019 Outlook: Adjusted Earnings of $13.00 to $13.80 per diluted share.

•	Board of Directors approved raising the quarterly dividend by 15% from 34 cents to 39 cents per share.

SAN FRANCISCO, July 26, 2018 – McKesson Corporation (NYSE:MCK) today reported that revenues for the first quarter ended June 30, 2018, were $52.6 billion, up 3% compared to $51.1 billion a year ago. On a constant currency basis, revenues increased 2% over the prior year. On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter loss per diluted share from continuing operations was $(0.69), compared to earnings per diluted share of $1.44 a year ago. GAAP loss per diluted share included a pre-tax and after-tax non-cash goodwill impairment charge of $570 million, or $2.81 per diluted share, in the European Pharmaceutical Solutions segment, primarily triggered by additional U.K. government reimbursement reductions announced on June 29, 2018, as well as the change to the company’s segment reporting structure.

First-quarter Adjusted Earnings per diluted share was $2.90, up 18% compared to $2.46 a year ago, driven by a lower tax rate and share count, and growth in the U.S. Pharmaceutical and Specialty Solutions segment.

For the first quarter, McKesson used $1.1 billion in cash from operations, and invested $145 million internally, resulting in negative free cash flow of $1.2 billion, in line with the company’s expectations. During the quarter, McKesson also paid $826 million for acquisitions, repurchased approximately $300 million of its common stock, paid $71 million in dividends and the company ended the quarter with cash and cash equivalents of $2.2 billion.

“McKesson’s first quarter adjusted earnings results were in line with our expectations. We are, however, disappointed by the recent government-initiated reimbursement cuts in the U.K. These incremental cuts create ongoing challenges in our U.K. retail pharmacy business,” said John H. Hammergren, chairman and chief executive officer. “During the quarter, we began executing against our multi-year strategic growth initiative, which included our acquisition of Medical Specialties Distributors. And I am pleased with the initial progress made on transforming our operating model, which will allow us to become a more efficient organization, and drive savings that will help fund investments in our priority growth areas.”

New Segment Financial Reporting Effective Fiscal Year 2019

As previously disclosed on May 24, 2018, McKesson revised its reportable segments effective with the first quarter of Fiscal 2019. McKesson’s new reportable segments are:

•	U.S. Pharmaceutical and Specialty Solutions;

•	European Pharmaceutical Solutions; and

•	Medical-Surgical Solutions.

All remaining operating segments and business activities are included in Other. Other primarily includes McKesson Canada, McKesson Prescription Technology Solutions (MRxTS) and the company’s equity method investment in Change Healthcare.

Segment Results

U.S. Pharmaceutical and Specialty Solutions revenues were $41.0 billion for the quarter, up 2%, driven primarily by market growth and acquisitions, partially offset by previously announced customer losses and branded to generic conversions. Segment GAAP operating profit was $543 million and GAAP operating margin was 1.33%. Segment adjusted operating profit was $540 million and adjusted operating margin was 1.32%.

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European Pharmaceutical Solutions revenues were $6.9 billion for the quarter, up 9% on a reported basis and 1% on a constant currency basis, driven primarily by market growth and acquisitions, largely offset by the previously disclosed increased competition in France and a reduction in owned retail pharmacies in the U.K. versus the prior year. Segment GAAP operating loss was $560 million and GAAP operating margin was (8.07)%. Segment adjusted operating profit was $74 million and adjusted operating margin was 1.07%. On a constant currency basis, adjusted operating profit was $69 million and adjusted operating margin was 1.07%.

Medical-Surgical Solutions revenues were $1.7 billion for the quarter, up 11%, driven primarily by market growth and an acquisition. Segment GAAP operating profit was $93 million and GAAP operating margin was 5.46%. Segment adjusted operating profit was $125 million and adjusted operating margin was 7.34%.

Other revenues were $3.0 billion for the quarter, up 5% on a reported basis and 1% on a constant currency basis, driven primarily by market growth, mostly offset by the impact of government actions on the McKesson Canada business. Other GAAP operating profit was $114 million and adjusted operating profit was $213 million. On a constant currency basis, adjusted operating profit was $204 million.

Fiscal Year 2019 Outlook

McKesson expects Adjusted Earnings per diluted share of $13.00 to $13.80 for the fiscal year ending March 31, 2019.

McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure without unreasonable effort, as items are inherently uncertain and depend on various factors, many of which are beyond the company’s control.

Dividend Declaration

The company’s Board of Directors yesterday declared a regular dividend of $0.39 cents per share of common stock, a 15% increase from $0.34 cents per share in the prior quarter. The dividend will be payable on October 1, 2018, to stockholders of record on September 4, 2018.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2 and 3 of the financial statement tables included with this release.

The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

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Free Cash Flow

McKesson also provides free cash flow, a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities less property acquisitions and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Thursday, July 26th, at 8:00 AM ET. The dial-in number for individuals wishing to participate on the call is 323-994-2093. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 1175861. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

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About McKesson Corporation

McKesson Corporation, currently ranked 6th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

April Marks, 415-732-1384 (General and Business Media)

April.Marks@McKesson.com

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Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30,
	2018	2017	Change
Revenues	$52,607	$51,051	3%
Cost of sales (1)	(49,828)	(48,491)	3

Gross profit	2,779	2,560	9
Operating expenses (2)	(2,127)	(1,927)	10
Goodwill impairment charges (3)	(570)	—	—
Restructuring and asset impairment charges (4)	(96)	—	—
Gain from escrow settlement (5)	97	—	—

Total operating expenses	(2,696)	(1,927)	40

Operating income	83	633	(87)
Other income, net	40	13	208
Loss from equity method investment in Change Healthcare (6)	(56)	(120)	(53)
Interest expense	(61)	(68)	(10)

Income from continuing operations before income taxes	6	458	(99)
Income tax expense	(87)	(95)	(8)

Income (loss) from continuing operations after tax	(81)	363	(122)
Income from discontinued operations, net of tax	1	2	(50)

Net income (loss)	(80)	365	(122)
Net income attributable to noncontrolling interests	(58)	(56)	4

Net income (loss) attributable to McKesson Corporation	$(138)	$309	(145)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$(0.69)	$1.44	(148)%
Discontinued operations	0.01	0.01	—

Total	$(0.68)	$1.45	(147)%

Basic
Continuing operations	$(0.69)	$1.46	(147)%
Discontinued operations	0.01	—	—

Total	$(0.68)	$1.46	(147)%

Dividends declared per common share	$0.34	$0.28

Weighted average common shares (b)
Diluted	202	213	(5)%
Basic	202	211	(4)

(a)	Certain computations may reflect rounding adjustments.
(b)	Fiscal year 2019 diluted loss per share is calculated by excluding dilutive securities from the denominator due to their anti-dilutive effects.

(1) (2) (3) (4) (5) (6) Refer to the section entitled “Financial Statement Footnotes” of this release.

Schedule 2

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30, 2018								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,779	$—	$1	$(21)	$(35)	$—	$—	$2,724	9%	5%

Operating expenses (2) (3) (4) (5)	$(2,696)	$121	$20	$—	$—	$96	$487	$(1,972)	40%	9%

Other income, net	$40	$1	$—	$—	$—	$—	$—	$41	208%	215%

Income (Loss) from equity method investment in Change Healthcare (6)	$(56)	$77	$40	$—	$—	$—	$3	$64	(53)%	(9)%

Income from continuing operations before income taxes	$6	$199	$61	$(21)	$(35)	$96	$490	$796	(99)%	1%

Income tax expense	$(87)	$(50)	$(16)	$6	$9	$(11)	$—	$(149)	(8)%	(29)%

Income (loss) from continuing operations, net of tax, attributable to McKesson Corporation	$(139)	$149	$45	$(15)	$(26)	$85	$490	$589	(145)%	13%

Diluted earnings (loss) per common share from continuing operations, net of tax, attributable to McKesson Corporation (a) (b)	$(0.69)	$0.74	$0.22	$(0.07)	$(0.13)	$0.42	$2.41	$2.90 (c)	(148)%	18%

Diluted weighted average common shares (b)	202	203	203	203	203	203	203	203	(5)%	(5)%

	Quarter Ended June 30, 2017

	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,560	$—	$4	$26	$—	$—	$—	$2,590

Operating expenses (2)	$(1,927)	$121	$(11)	$—	$—	$3	$(2)	$(1,816)

Other income, net	$13	$—	$—	$—	$—	$—	$—	$13

Income (Loss) from equity method investment in Change Healthcare (6)	$(120)	$71	$119	$—	$—	$—	$—	$70

Income from continuing operations before income taxes	$458	$192	$112	$26	$—	$3	$(2)	$789

Income tax expense	$(95)	$(66)	$(39)	$(10)	$—	$(1)	$1	$(210)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$307	$126	$73	$16	$—	$2	$(1)	$523

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$1.44	$0.60	$0.34	$0.08	$—	$0.01	$(0.01)	$2.46

Diluted weighted average common shares	213	213	213	213	—	213	213	213

(a)	Certain computations may reflect rounding adjustments.
(b)

Fiscal year 2019 diluted loss per share, as reported under GAAP, is calculated using a weighted average of 202 million common shares and excludes dilutive securities from the denominator due to their anti-dilutive effects. Potentially dilutive securities were excluded from the fiscal year 2019 GAAP per share computations due to our reported net loss for fiscal year 2019. Diluted earnings per share (Non-GAAP), and GAAP to Non-GAAP per share reconciling items, are calculated using a weighted average of 203 million common shares and includes dilutive securities.

(c)	Adjusted Earnings per share on a Constant Currency basis for fiscal year 2019 was $2.85 per diluted share, which excludes the foreign currency exchange effect of $0.05 per diluted share.

(1) (2) (3) (4) (5) (6)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended June 30, 2018			Quarter Ended June 30, 2017			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$40,977	$—	$40,977	$40,282	$—	$40,282	$—	$40,977	$—	$40,977	2%		2%		2%		2%
European Pharmaceutical Solutions	6,935	—	6,935	6,382	—	6,382	(487)	6,448	(487)	6,448	9		9		1		1
Medical-Surgical Solutions	1,703	—	1,703	1,533	—	1,533	—	1,703	—	1,703	11		11		11		11
Other (a)	2,992	—	2,992	2,854	—	2,854	(111)	2,881	(111)	2,881	5		5		1		1
Revenues	$52,607	$—	$52,607	$51,051	$—	$51,051	$(598)	$52,009	$(598)	$52,009	3%		3%		2%		2%
OPERATING PROFIT (4)
U.S. Pharmaceutical and Specialty Solutions (1)	$543	$(3)	$540	$475	$54	$529	$—	$543	$—	$540	14%		2%		14%		2%
European Pharmaceutical Solutions (3)	(560)	634	74	35	49	84	21	(539)	(5)	69	(1,700)		(12)		(1,640)		(18)
Medical-Surgical Solutions	93	32	125	108	17	125	—	93	—	125	(14)		—		(14)		—
Other (a) (2) (5) (6)	114	99	213	17	214	231	(13)	101	(9)	204	571		(8)		494		(12)
Operating profit	190	762	952	635	334	969	8	198	(14)	938	(70)		(2)		(69)		(3)
Corporate	(123)	28	(95)	(109)	(3)	(112)	—	(123)	1	(94)	13		(15)		13		(16)
Income from continuing operations before interest expense and income taxes	$67	$790	$857	$526	$331	$857	$8	$75	$(13)	$844	(87)%		—%		(86)%		(2)%
OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.33%		1.32%	1.18%		1.31%		1.33%		1.32%	15	bp	1	bp	15	bp	1	bp
European Pharmaceutical Solutions	(8.07)		1.07	0.55		1.32		(8.36)		1.07	(862)		(25)		(891)		(25)
Medical-Surgical Solutions	5.46		7.34	7.05		8.15		5.46		7.34	(159)		(81)		(159)		(81)

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Other for fiscal year 2018 includes the Enterprise Information Solutions (“EIS”) business, which was sold in the third quarter of fiscal year 2018. Operating profit for Other also includes our proportionate share of income (loss) from our equity method investment in Change Healthcare.

(1) (2) (3) (4) (5) (6)	Refer to the section entitled “Financial Statement Footnotes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	June 30,	March 31,
	2018	2018
ASSETS
Current Assets
Cash and cash equivalents	$2,199	$2,672
Receivables, net	19,093	17,711
Inventories, net	16,364	16,310
Prepaid expenses and other	558	443

Total Current Assets	38,214	37,136
Property, Plant and Equipment, Net	2,483	2,464
Goodwill	10,585	10,924
Intangible Assets, Net	4,258	4,102
Equity Method Investment in Change Healthcare	3,672	3,728
Other Noncurrent Assets	2,070	2,027

Total Assets	$61,282	$60,381

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,063	$32,177
Short-term borrowings	2,033	—
Current portion of long-term debt	1,127	1,129
Other accrued liabilities	3,125	3,379

Total Current Liabilities	38,348	36,685
Long-Term Debt	6,592	6,751
Long-Term Deferred Tax Liabilities	2,825	2,804
Other Noncurrent Liabilities	2,448	2,625

Redeemable Noncontrolling Interests	1,422	1,459

McKesson Corporation Stockholders’ Equity	9,407	9,804
Noncontrolling Interests	240	253

Total Equity	9,647	10,057

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,282	$60,381

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Quarter Ended June 30,
	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$(80)	$365
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	235	227
Goodwill and asset impairment charges	610	—
Deferred taxes	45	85
LIFO charges (credits)	(21)	26
Loss from equity method investment in Change Healthcare	56	120
Other non-cash items	(79)	7
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,414)	(363)
Inventories	(114)	(59)
Drafts and accounts payable	32	463
Taxes	(61)	(18)
Other	(270)	(112)

Net cash provided by (used in) operating activities	(1,061)	741

INVESTING ACTIVITIES
Property acquisitions	(101)	(75)
Capitalized software expenditures	(44)	(43)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(826)	(1,485)
Other	96	5

Net cash used in investing activities	(875)	(1,598)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	9,036	2,282
Repayments of short-term borrowings	(7,005)	(2,463)
Repayments of long-term debt	(2)	(541)
Common stock transactions:
Issuances	22	27
Share repurchases, including shares surrendered for tax withholding	(307)	(300)
Dividends paid	(71)	(62)
Other	(132)	(74)

Net cash provided by (used in) financing activities	1,541	(1,131)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(78)	75

Net decrease in cash, cash equivalents and restricted cash	(473)	(1,913)
Cash, cash equivalents and restricted cash at beginning of period	2,672	4,254

Cash, cash equivalents and restricted cash at end of period	$2,199	$2,341

McKESSON CORPORATION

FINANCIAL STATEMENT FOOTNOTES

(1)

Fiscal years 2019 and 2018, as reported under GAAP, include pre-tax credits of $21 million and pre-tax charges of $26 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. Fiscal year 2019, as reported under GAAP, includes $35 million of net cash proceeds representing our share of antitrust legal settlements. These credits and charges are included within our U.S. Pharmaceutical and Specialty Solutions segment.

(2)

Operating expenses for fiscal year 2018, as reported under GAAP, include a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital settlement and other adjustments from the contribution of the Core MTS business to Change Healthcare in the fourth quarter of 2017. This credit is included under “Acquisition-Related Expenses and Adjustments” in the Schedule 2 of the accompanying financial statement tables.

(3)

Fiscal year 2019, as reported under GAAP, includes non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) for our two reporting units within our European Pharmaceutical Solutions segment. These charges are included under “Other Adjustments, Net” in the Schedule 2 of the accompanying financial statement tables.

(4)	Operating expenses for fiscal year 2019, as reported under GAAP, include pre-tax restructuring and asset impairment charges of $96 million ($85 million after-tax).
(5)

Operating expenses for fiscal year 2019, as reported under GAAP, include a gain from an escrow settlement of $97 million representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health. This gain is included under “Other Adjustments, Net” in the Schedule 2 of the accompanying financial statement tables.

(6)

Loss from our equity method investment in Change Healthcare, as reported under GAAP, includes the amortization of equity investment intangibles and other acquired intangibles of $77 million and $71 million for fiscal years 2019 and 2018. The amortization expenses are included in our proportionate share of the loss from our equity method investment in Change Healthcare.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

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Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles – Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments – Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments – LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements – Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring and asset impairment charges – Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted, as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from the Adjusted Earnings.

Other adjustments – The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; other asset impairments; adjustments to claim and litigation reserves for estimated probable losses and settlements; certain discrete benefits related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

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Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.